ASSET PURCHASE AGREEMENT

by and among

KROSSBOW HOLDING CORPORATION

"Buyer"

SCIO DIAMOND TECHNOLOGY CORPORATION

"Seller"

AUGUST 4, 2011

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "**Agreement**") is made and entered into as of July 31, 2011 by and among Krossbow Holding Corporation, a Nevada corporation ("**Buyer**"), and **Scio Diamond Technology Corporation**, a Nevada corporation ("**Seller**").

A. Seller desires to sell, assign, convey and hypothecate to Buyer, and Buyer desires to purchase and assume from Seller, those certain assets, rights and obligations of Seller described herein related to the Business on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Sale and Transfer of Assets.

1.1 Assets.

(a) Acquired Assets. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as hereinafter defined) Seller, pursuant to the Bill of Sale to be delivered pursuant to Section 1.3, shall convey, transfer, assign, sell and deliver to Buyer, and Buyer shall acquire, accept and purchase, substantially all of the assets, properties and rights of Seller used or useful in the Business, including without limitation those assets listed on Schedule 1.1(a) (the "**Acquired Assets**"). The Acquired Assets shall include all leads generated by Seller, regardless of whether such leads have been forwarded to Shareholder.

1.2 Assumption of Certain Liabilities. Buyer is not assuming, and will not be obligated or liable for, any liability of Seller, including, without limitation, accounts payable or other indebtedness of Seller. Buyer will be indemnified, pursuant to Section 5.2, from and against any claims in respect of any debts, obligations or liabilities of Seller of any nature whatsoever.

1.3 Closing. The closing of the sale and purchase of the Acquired Assets (the "**Closing**") will take place at the offices of Zouvas Law Group, P.C., 2368 Second Avenue, San Diego, California 92101, on a date to be selected by the Buyer after all the conditions set forth in Section 6 have either been satisfied or, in the case of conditions not met, waived in writing by the party entitled to the benefit of such conditions, but in any event not later than August 4, 2011 (the "**Closing Date**"). At least five (5) days prior to the Closing Date, Buyer shall provide written notice (the "**Closing Notice**") to Seller informing the Seller of the date selected as the Closing Date. At the Closing, Seller shall convey, transfer, assign, sell and deliver to Buyer the Acquired Assets, by delivery to Buyer of a Bill of Sale substantially in the form of Exhibit A (the "**Bill of Sale**"), and Buyer shall pay to Seller the purchase price as provided in Section 1.4.

1.4 Purchase Price. 13,000,000 common shares of stock of Krossbow Holding Corporation to be disbursed according to Schedule 1.4.

2. Representations and Warranties of Seller. The representations and warranties of the Seller below are limited to the knowledge of the Seller except to the extent that any such representation and/or warranty relates to the organization, good standing, authority, absence of conflict or violation, required consents, labor and employment solely with respect to the Seller. Seller represents and warrants to Buyer that:

2.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to carry on the Business as it is now and has since its organization been conducted and as proposed to be conducted, and to own, lease, operate and dispose of the Acquired Assets. Seller is duly qualified to do business and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary. Seller does not own, and did not own at any time covered by the Financial Statements, directly or indirectly, either of record or beneficially, any subsidiaries and does not own or have the right to acquire any capital stock of, or other equity interest in, any entity.

2.2 Authorization of Agreement. Each of Seller and the Shareholder has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements and instruments executed or to be executed by the parties hereto in connection herewith (together with all other documents delivered or to be delivered in connection herewith or therewith, the **"Transaction Documents"**) have been duly and validly approved by the Board of Directors of Seller (the **"Board of Directors"**) and by Seller's shareholders and no other proceedings on the part of Seller are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement and the other Transaction Documents have been (or upon execution will have been) duly executed and delivered by Seller and the Shareholder, have been effectively authorized by all necessary action, corporate or otherwise, and constitute (or upon execution will constitute) legal, valid and binding obligations of Seller and the Shareholder, except as such enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization and moratorium and other similar laws relating to creditors' rights (the **"Bankruptcy Exception."**)

2.3 Acquired Assets.

(a) Ownership. Seller is the lawful owner of or has the right to use and transfer to Buyer each of the Acquired Assets being transferred by it pursuant hereto. The Acquired Assets are free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind. The delivery to Buyer of the Bill of Sale will vest good and marketable title to the Acquired Assets in Buyer, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind. There are no outstanding agreements, options or commitments of any nature obligating Seller to transfer any of the Acquired Assets or rights or interests therein to any party other than Buyer.

2.4 No Conflict or Violation. The execution, delivery and performance by Seller and the Shareholder of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby do not and will not: (i) violate or conflict with any provision of the charter documents or bylaws of Seller or Shareholder; (ii) violate any provision or requirement of any domestic or foreign, national, state, or local law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any Governmental Entity applicable to Seller, Shareholder or the Business; (iii) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty, premium or right of termination to arise or accrue under any Contract (as hereinafter defined); (iv) result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of Seller; and (v) result in the cancellation, modification, revocation or suspension of any license, permit, certificate, franchise, authorization or approval issued or granted by any Governmental Entity (each a **"License,"** and collectively, the **"Licenses"**).

2.5 Consents. All Consents (as hereinafter defined) and notices required to be obtained or given by or on behalf of Seller or the Shareholder before consummation of the transactions contemplated by this Agreement in compliance with all applicable laws, rules, regulations, orders or governmental or other agency directives, or the provisions of any document binding upon Seller or the Shareholder are described on Section 2.5 of the Disclosure Schedule and all such Consents have been duly obtained and are in full force and effect.

2.6 Litigation. There are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the knowledge of Seller and the Shareholder, threatened before any Governmental Entity of any nature, brought by or against the Shareholder, Seller, the officers, directors, employees, agents of Seller, or any of their respective Affiliates involving, affecting or relating to any assets, properties or operations of Seller or the transactions contemplated by this Agreement. None of Seller, Shareholder nor any of the Acquired Assets is subject to any order, writ, judgment, award, injunction or decree of any Governmental Entity.

2.14 Accuracy of Information. None of the representations or warranties or information provided and to be provided by Seller or the Shareholder to Buyer in this Agreement, the Disclosure Schedule, schedules or exhibits hereto, or in any of the other Transaction Documents contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements and facts contained herein or therein not false or misleading. The descriptions set forth in the Disclosure Schedule are accurate descriptions of the matters disclosed therein. Copies of all documents heretofore or hereafter delivered or made available to Buyer pursuant hereto were or will be complete and accurate records of such documents.

3. Representations and Warranties of Buyer. Buyer represents and warrants to Seller that:

3.1 Organization and Corporate Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the other Transaction Documents have been (or upon execution will have been) duly executed and delivered by Buyer, have been effectively authorized by all necessary action, corporate or otherwise, and constitute (or upon execution will constitute) legal, valid and binding obligations of Buyer, except as such enforceability may be limited by the Bankruptcy Exception.

3.2 No Conflict or Violation. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby do not and will not: (i) violate or conflict with any provision of the charter documents or bylaws of Buyer; or (ii) violate any provision or requirement of any domestic or foreign, national, state or local law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any Governmental Entity applicable to Buyer.

3.3 Accuracy of Information. None of the representations or warranties or information provided and to be provided by Buyer to Seller in this Agreement, the schedules or exhibits hereto, or in any of the other Transaction Documents contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements and facts contained herein or therein not false or misleading.

3.4 Consents. All Consents and notices required to be obtained or given by or on behalf of Buyer before consummation of the transactions contemplated by this Agreement in compliance with all

applicable laws, rules, regulations, orders or governmental or other agency directives, or the provisions of any document binding upon Buyer have been duly obtained and are in full force and effect.

3.5 Valid Issuance of Seller Common Stock. The shares of Seller Common Stock to be issued pursuant to this Agreement will, when issued, be duly authorized, validly issued, fully paid and non-assessable.

4. Certain Understandings and Agreements of the Parties.

4.1 Access. Seller shall afford to Buyer and Buyer's accountants, counsel and representatives reasonable access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of the properties, books, Contracts and records of Seller (including, without limitation, Seller's accounting records and loan files and reasonable inquiry of Seller's independent accountants) and, during such period, shall furnish promptly to Buyer all information concerning Seller, the Business, and Seller's properties, liabilities and personnel as Buyer may reasonably request.

4.2 Confidentiality. For purposes hereof, Seller and the Shareholder will keep the matters contemplated herein and all information provided by Buyer related to Buyer confidential, and will not provide information about such matters to any party or use such information except to the extent necessary to effect the transactions contemplated hereby. Buyer will keep the matters contemplated herein and all information provided by Seller and the Shareholder related to Seller and the Business confidential, and will not provide information about such matters to any party or use such information except to the extent necessary to effect the transactions contemplated hereby. Buyer and Seller shall each cause their respective officers, directors, employees, agents, and advisors to keep confidential all information received in connection with the transactions contemplated hereby. If this Agreement terminates without consummation of the Closing, Seller, the Shareholder and Buyer shall each maintain the confidentiality of any information obtained from the other in connection with the transactions contemplated hereby and Buyer's business plans (the **"Information"**), other than Information that: (i) was in the public domain before the date of this Agreement or subsequently came into the public domain other than as a result of disclosure by the party to whom the Information was delivered; or (ii) was lawfully received by a party from a third party free of any obligation of confidence of or to such third party; or (iii) was already in the possession of the party prior to receipt thereof, directly or indirectly, from the other party; or (iv) is required to be disclosed in a judicial or administrative proceeding after giving the other party as much advance notice of the possibility of such disclosure as practicable so that the other party may attempt to stop such disclosure; or (v) is subsequently and independently developed by employees of the party to whom the Information was delivered without reference to the Information. If this Agreement terminates without consummation of the Closing, Buyer, on the one hand, and the Shareholder and Seller, on the other, shall return to the other all material containing or reflecting Information provided by the other, shall not retain any copies, extracts, or other reproductions thereof or derived therefrom, and shall thereafter refrain from using the Information and shall maintain its confidentiality pursuant to this Agreement.

5. Miscellaneous.

5.1 Termination. On or before Closing Date, this Agreement and the transactions contemplated hereby may be terminated (a) by Buyer, if (i) Seller or the Shareholder fail to comply in any material respect with any of its or their covenants or agreements contained herein, or (ii) any of the representations and warranties of Seller or the Shareholder is breached or is inaccurate in any material

way; or (b) by Seller, the Shareholder or Buyer if a Governmental Entity has issued a non-appealable order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto have used their best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement; or (c) by Seller or the Shareholder if Buyer fails to comply in any material respect with any of its covenants or agreements contained herein. Notwithstanding the foregoing, a party may not terminate this Agreement if the event giving rise to the termination right results from the willful failure of such party to perform or observe any of the covenants or agreements set forth herein to be performed or observed by such party or if such party is, at such time, in material breach of this Agreement.

5.2 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given upon personal delivery or three (3) days after being mailed by certified or registered mail, postage prepaid, return receipt requested, or one (1) business day after being sent via a nationally recognized overnight courier service if overnight courier service is requested from such service or upon receipt of electronic or other confirmation of transmission if sent via facsimile to the parties, their successors in interest or their assignees at the following addresses and telephone numbers, or at such other addresses or telephone numbers as the parties may designate by written notice in accordance with this Section 5.2:

If to Buyer:

Krossbow Holding Corporation
____
____
Tel: (__) ________
Fax: (__) ________

With a copy to:

Zouvas Law Group, P.C.
2368 Second Avenue, 1st Floor
San Diego, CA 92101
(619) 688-1715 Phone
(619) 688-1716 Fax

If to Seller:

Scio Diamond Technology Corporation
60 South Sixth Street, Suite 2540
Minneapolis, MN 55402
Tel: (__) ________
Fax: (__) ________

With a copy to:

____
____
____
Tel: (__) ________
Fax: (__) ________

5.3 Assignability and Parties in Interest. This Agreement and any of the rights, interests or obligations hereunder may not be assigned by any of the parties hereto, except through operation of law and that Buyer may assign its rights and obligations under this Agreement in whole or in part to any

Affiliate or Affiliates of Buyer or any successor to all or substantially all of the business or assets of Buyer. This Agreement shall inure to the benefit of and be binding upon Buyer, Seller and the Shareholder and their respective permitted successors and assigns. Nothing in this Agreement will confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

5.4 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California without regard to its choice-of-law principles.

5.5 Counterparts. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

5.6 Publicity. Prior to the Closing Date, no party may, nor may it permit its Affiliates to, issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties. Notwithstanding the foregoing, in the event any such press release or announcement is required by law to be made by the party proposing to issue the same, such party shall consult in good faith with the other party prior to the issuance of any such press release or announcement.

5.7 Complete Agreement. This Agreement, the exhibits and schedules hereto, the Transaction Documents, the License Agreement and the Correspondent Lender Agreement contain or will contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and shall supersede all previous oral and written and all contemporaneous oral negotiations, commitments, and understandings.

5.8 Modifications, Amendments and Waivers. At any time prior to the Closing Date or termination of this Agreement, any party may, (a) waive any inaccuracies in the representations and warranties of any other party contained in this Agreement or in any Transaction Document; and (b) waive compliance by any other party with any of the covenants or agreements contained in this Agreement. No waiver of any of the provisions of this Agreement will be considered, or will constitute, a waiver of any of the rights of remedies, at law or equity, of the party entitled to the benefit of such provisions unless made in writing and executed by the party entitled to the benefit of such provision.

5.9 Headings; References. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References herein to Sections, Schedules and Exhibits refer to the referenced Sections, Schedules or Exhibits hereof unless otherwise specified.

5.10 Severability. Any provision of this Agreement which is invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

5.11 Due Diligence Investigation. All representations and warranties contained herein which are made to the knowledge of a party shall require that such party make reasonable investigation and inquiry with respect thereto to ascertain the correctness and validity thereof.

5.12 Expenses of Transactions. All fees, costs and expenses incurred by Buyer in connection with the transactions contemplated by this Agreement shall be borne by Buyer, and all fees, costs, and expenses incurred by Seller and the Shareholder in connection with the transactions contemplated by this Agreement shall be borne respectively by Seller and the Shareholder jointly and severally.

5.13 Enforcement of the Agreement. Seller, the Shareholder and Buyer acknowledge that irreparable damage would occur if any of the obligations of Seller and the Shareholder under this Agreement were not performed in accordance with their specific terms or were otherwise breached. Buyer will be entitled to an injunction or injunctions to prevent breaches of this Agreement by Seller or the Shareholder and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which Buyer is entitled at law or in equity.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has executed this Asset Purchase Agreement as of the date first above written.

KROSSBOW HOLDING CORPORATION

"Buyer"

By: ______________________

Name: Joseph D. Lancia

Title: President + CEO

SCIO DIAMOND TECHNOLOGY CORPORATION

"Seller"

By: ______________________

Name: Joseph D. Lancia

Title: President + CEO

SCHEDULE 1.4

NAME & ADDRESS	TAX ID #	NUMBER OF SHARES	COST BASIS	TYPE OF SHARES	METHOD OF DELIVERY
Denise L. Adams 2010 West 49th Street Minneapolis, MN 55409	143-58-2883	2,000,000	NIL	Restricted	Certificate
Edward S. Adams 2010 West 49th Street Minneapolis, MN 55409	324-52-9009	2,100,000	NIL	Restricted	Certificate
Michael R. Monahan 4824 Thomas Avenue South Minneapolis, MN 55410	110-64-9939	3,100,000	NIL	Restricted	Certificate
Julie C. Monahan 4824 Thomas Avenue South Minneapolis, MN 55410	047-76-2367	1,000,000	NIL	Restricted	Certificate
Joseph D. Lancia 109 Thornblade Avenue Greer, SC 29650	040-42-2805	2,000,000	NIL	Restricted	Certificate
Christopher J. Mumm 3131 Excelsior Blvd., Unit 210 Minneapolis, MN 55416	387-86-1581	250,000	NIL	Restricted	Certificate
J.R. Maddox 212 North 1st Street, Unit 208 Minneapolis, MN 55401	373-82-6892	250,000	NIL	Restricted	Certificate
Laurence S. Zipkin 2404 Mayflower Minnetonka, MN 55305	343-52-3145	100,000	NIL	Restricted	Certificate
Gregory E. Spitzer 217 The Lane Hinsdale, IL 60521	354-52-3189	1,400,000	NIL	Restricted	Certificate
David B. Platt 250 E. 87th Street, Apt. 31G New York, NY 10128	546-41-0147	100,000	NIL	Restricted	Certificate
Robert C. Linares P.O. Box 336 Sherborn, MA 01770	140-28-2293	700,000	NIL	Restricted	Certificate